Exhibit 10.1
CREDIT SUISSE CAPITAL LLC
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, NY 10010
LOAN AGREEMENT
     This Loan Agreement (this “Agreement”) is entered into as of May 8, 2008 between ICG Holdings, Inc. (the “Borrower”) and Credit Suisse Capital LLC (formerly known as Credit Suisse First Boston Capital LLC), a Delaware limited liability company (the “Lender”; the term “Lender” shall also include any entity to which all or a portion of any rights or obligations of a Lender hereunder or under any Note are transferred or assigned in accordance with Section 7.03) and sets forth the terms and conditions of each Loan (as defined below) to be made by the Lender to the Borrower.
     The Borrower has applied to the Lender for loans to be advanced by the Lender to the Borrower pursuant to the terms of this Agreement. This Agreement supplements, forms part of and is subject to the ISDA Master Agreement (as defined below) and shall be deemed to be a Confirmation under the ISDA Master Agreement. Each Loan shall be deemed to be a Transaction under the ISDA Master Agreement.
ARTICLE I
DEFINED TERMS
     Capitalized terms used herein without definition shall have the meanings set forth in the ISDA Agreement and/or the Collar Confirmation, as the case may be. Additionally, the following terms shall have the following meanings:
“Available Loan Amount” means, for any date, (i) the excess, if any, of the Present Value as of such date of the product of the Put Strike Price and the Number of Shares over the sum of all the Draws made prior to such date plus (ii) the sum of the Prepayment Amounts for Prepayments made prior to or on such date.
“Base Rate” means, for any day, the greater of (a) the rate of interest which is identified as the “Prime Rate” on Bloomberg page [PRIMBB <Index>] (such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Lender may select) and (b) the Federal Funds Rate plus 0.5%. Any change in the Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.
“Change in Law” shall have the meaning provided in Section 2.09.
“Collar Confirmation” means that certain Confirmation (External ID: 7014975 — Risk ID: 40075170) among the Borrower, the Lender and Credit Suisse Securities (USA) LLC as agent, dated as of December 31, 2005, evidencing the collar transaction entered into between the Borrower and the Lender on the common stock of Blackboard Inc., as supplemented by the Supplemental Confirmation in respect thereof (Ref No: BBBB) dated as of the date set forth in Schedule 1 and as amended, modified or supplemented from time to time).
“Commitments” shall have the meaning provided in Section 2.01.
“Default Event” shall mean any Default Event, as defined in Section 4(d) of the Collar Confirmation, and any Additional Termination Event under the Collar Confirmation resulting in the cancellation or termination of the Transaction under the Collar Confirmation.

“Default Rate” shall mean, for any Loan, the rate otherwise applicable thereto plus 3% per annum.
“Discretionary Prepayment” shall have the meaning provided in Section 2.08.
“Discretionary Prepayment Amount” shall mean, for any Discretionary Prepayment Date, the amount as designated by the Borrower in the related Discretionary Prepayment Notice pursuant to Section 2.08.
“Discretionary Prepayment Date” shall mean any Currency Business Day occurring during the Drawing Period designated by the Borrower as a Discretionary Prepayment Date pursuant to Section 2.08.
“Discretionary Prepayment Notice” shall have them meaning provided in Section 2.08.
“Draw” shall mean, for any Loan, the amount as designated by the Borrower in the relevant Drawing Notice pursuant to Section 2.02.
“Draw Notice” shall have the meaning provided in Section 2.02.
“Draw Period” shall mean the period from and including the third Scheduled Trading Day immediately following the Trade Date (or, if such date is not a Currency Business Day, the next following Currency Business Day) to but excluding the First Averaging Date.
“Drawing Date” shall mean any Currency Business Day occurring during the Draw Period designated by the Borrower as a Drawing Date pursuant to Section 2.02.
“Federal Funds Rate” means, for any day, a rate per annum equal to the rate published by the Federal Reserve Bank of New York on the preceding Currency Business Day or, if no such rate is so published, the average rate per annum, as determined by Lender, quoted for overnight Federal Funds transactions last arranged prior to such day.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Interest Payment Date” shall mean, for each Loan, (a) March 31, June 30, September 30 and December 31 of each calendar year during the period beginning on the Drawing Date applicable to such Loan and ending on the Maturity Date (or, if any such date is not a Currency Business Day, the next preceding Currency Business Day) and (b) the Maturity Date.
“Interest Period” shall mean, for each Loan, the period commencing on the Drawing Date applicable to such Loan (or, in the case of subsequent Interest Periods, on the last day of the preceding Interest Period) and ending on the next following Interest Payment Date; provided, however, that if any Interest Period would end on a day that is not a Currency Business Day, such Interest Period shall be extended to the next succeeding Currency Business Day unless such next succeeding Currency Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Currency Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interest Rate” shall mean LIBOR plus 0 basis points.

“ISDA Master Agreement” means the “Agreement” as defined in, and as modified by, the Collar Confirmation.
“LIBOR” means, for any Interest Period, the offered rate for deposits in Dollars for a Designated Maturity of three months, for the amount of the applicable Loan and a Reset Date at the first day of such Interest Period. LIBOR shall be determined in good faith by the Lender by referencing to Bloomberg page [US0003M <Index>], and such determination shall be conclusive absent manifest error on the first day of such Interest Period. The Lender shall promptly advise the Borrower of such determination.
“Loan” shall mean each loan made by the Lender to the Borrower hereunder or, as the context requires, such lesser principal amount thereof as may be outstanding from time to time.
“Loan Amount” means, for any Loan, the Draw related to such Loan.
“Loan Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of all Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Maturity Date” shall mean the scheduled Settlement Date or the scheduled Cash Settlement Payment Date, as the case may be.
“Note” shall mean a promissory note of the Borrower executed and delivered as provided in Section 2.03, substantially in the form of Exhibit A.
“Outstanding Loan Amount” means, as of any Prepayment Date for any Loan, the excess, if any, of the Draw for such Loan over the sum of the Prepayments Amount for each Prepayment Date for such Loan occurring prior to such Prepayment Date.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Potential Default Event” shall mean any event, condition or circumstance which, with the giving of notice or the passage of time or both, would become a Default Event.
“Prepayment” shall mean a Discretionary Prepayment.
“Prepayment Amount” shall mean Discretionary Prepayment Amount.
“Prepayment Date” shall mean a Discretionary Prepayment Date.
“Present Value” shall mean the present value of an amount calculated by the Calculation Agent as of any date using an interest rate determined by the Calculation Agent by reference to the LIBOR/swap curve as of such date assuming (a) a tenor of the period of time from and including such date to but excluding the Maturity Date and (b) a spread of 0 basis points.

“Transaction Documents” means this Agreement, the Note, the ISDA Master Agreement and the Collar Confirmation, and any other related documents or agreements.
ARTICLE II
LOAN
SECTION 2.01. Availability. Subject to the terms and conditions herein set forth, the Lender agrees to make one or more Loans to the Borrower from time to time during the Draw Period (the “Commitments”).
SECTION 2.02. Drawdown. To request a drawdown, the Borrower shall deliver to the Lender no later than the third Scheduled Trading Day immediately preceding the specified Drawing Date a written notice (a “Draw Notice”) specifying (i) the Drawing Date and (ii) the Draw and including payment instructions executed by an authorized Person of the Borrower; provided that if the Draw specified is greater than the Available Loan Amount as of the relevant Drawing Date, then the Draw shall be automatically reduced to such Available Loan Amount, and the Lender shall notify the Borrower of such reduction, provided further that, other than under the circumstances contemplated in the immediately preceding proviso, no Draw shall be less than USD1,000,000. Upon satisfaction of the conditions set forth in Article IV, the Lender shall by 3:00 p.m., New York time, on each Drawing Date, credit the Draw requested by the Borrower in accordance with the immediately preceding sentence, in immediately available funds, to or at the direction of the Borrower.
SECTION 2.03. Note. Each Loan shall be evidenced by the Note duly executed on behalf of the Borrower, dated the date hereof, with the blanks appropriately filled, payable to the Lender in a principal amount equal to the Loan Amount for such Loan. The Note shall bear interest from the applicable Drawing Date on the principal amount thereof as set forth in Section 2.04.
SECTION 2.04. Interest. Subject to the provisions of Section 2.06, each Loan shall bear interest (computed on the basis of a 30 day month and a 360 day year) from each Drawing Date to the Maturity Date at a rate per annum equal to the Interest Rate for such Loan. Interest on each Loan shall be payable on each applicable Interest Payment Date for such Loan.
SECTION 2.05. Repayment. The Borrower shall repay each Loan, together with accrued interest computed as set forth in Section 2.04 or 2.06, on the Maturity Date.
SECTION 2.06. Default Interest. If the Borrower defaults in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment at the Default Rate.
SECTION 2.07. Payments. The Borrower shall make each payment to the Lender hereunder not later than 12:00 noon, New York City time, on the day when due in dollars in immediately available funds to the Lender’s account specified in the Collar Confirmation.
SECTION 2.08. Prepayment of Loan. The Borrower may repay any Loan prior to the Maturity Date (such repayment, a “Discretionary Prepayment”) by delivering to the Lender a written notice (a “Discretionary Prepayment Notice”) specifying the Drawing Date for the Loan to which this Discretionary Prepayment relates, the Discretionary Prepayment Date (which shall not occur within three Business Days of the date on which the relevant Discretionary Prepayment Notice is delivered) and the Discretionary Prepayment Amount; provided that if the Discretionary Prepayment Amount is greater than the Outstanding Loan Amount as of the relevant Discretionary Prepayment Date, then the Discretionary Prepayment Amount shall be automatically reduced to such Outstanding Loan Amount, and the Lender shall notify the Borrower of such reduction, provided further that, other than under the circumstances contemplated in the immediately preceding proviso, no Discretionary Prepayment Amount shall be less than USD1,000,000. On each Discretionary Prepayment Date, the Borrower shall pay the Lender the relevant Discretionary Prepayment Amount, any accrued and unpaid interest and the amount of any loss or expense incurred by the Lender in connection with the prepayment of part or all of the relevant Loan, including any loss incurred in obtaining, liquidating or employing deposits from third parties or terminating, covering, reversing or closing out interest rate swap agreements with third parties.
SECTION 2.09. Reserve Requirements; Change in Circumstances.
(a)	Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (a “Change in Law”) shall change the basis of taxation of payments to the Lender or of the principal of or interest on any Loan or any other fees or amounts payable hereunder (other than taxes covered by Section 2.12 or taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender is organized or has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or the London interbank market any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining such Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Lender to be material, then the Borrower will pay to the Lender within five days after receipt of the notice specified in Section 2.09(b) such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)	Notice of such amount or amounts as shall be necessary to compensate it as specified in paragraph (a) above may be delivered by the Lender to the Borrower in writing providing reasonable detail of such amounts and shall be conclusive absent manifest error.

(c)	The Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the adoption of any Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefore; provided that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law that occurs within such 180-day period. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.10. Change in Legality. Notwithstanding anything to the contrary herein contained, if any Change in Law shall make it unlawful for the Lender to (i) make or maintain any Loan as a LIBOR loan, then, by prompt written notice to the Borrower, and so long as such circumstances shall continue, on the last day of the current Interest Period for each Loan which is a LIBOR loan (or, in any event, on such earlier date as may be required by the Change in Law), such Loan which is a LIBOR loan shall, unless then repaid in full, automatically convert to a Loan which is a Base Rate loan; or (ii) maintain any Loan or to give effect to its obligations as contemplated hereby (other than as provided in clause (i) hereof or in the event Lender may maintain any Loan by amending the terms hereof without material cost to the Lender or the Borrower), then by prompt notice to the Borrower, the Lender may require that any Loan be repaid immediately or on such later date as the Lender specifies.
SECTION 2.11. Indemnity. The Borrower shall indemnify the Lender against any loss or reasonable expense which the Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on any Drawing Date the applicable conditions set forth in Article IV, (b) payment or prepayment of any Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of an Interest Period (calculated as an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid for the period from the date of such prepayment to the last day of such Interest Period at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market), (c) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable, or (d) the occurrence of any Default Event, including any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or any part thereof. Notice of any amount or amounts which the Lender is entitled to receive pursuant to this Section may be delivered by the Lender to the Borrower in writing providing reasonable detail of such amounts and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such statement within five days after receipt of the same.
SECTION 2.12. Taxes.
(a)	Any and all payments by the Borrower under this Agreement and the Note shall be made free and clear of and without deduction or withholding for, or on account of, any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any government or other taxing authority thereof or therein (“Taxes”), excluding income and withholding taxes, branch profits taxes, franchise taxes or similar taxes imposed on the Lender (or any transferee or assignee thereof), as a result of any present or former connection between the Lender and the relevant taxing jurisdiction, other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Note (all such non-excluded Taxes, “Non-Excluded Taxes”). If the Borrower shall be required to deduct or withhold any Taxes from or in respect of any amount payable hereunder or under the Note, (i) with respect to any Non-Excluded Taxes the amount so payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this Section 2.12) the Lender shall receive a net amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing jurisdiction in accordance with applicable law.

(b)	In addition, the Borrower agrees to pay to the relevant taxing authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under the Note, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under the Note, (“Other Taxes”).

(c)	The Borrower will indemnify the Lender for the full amount of Non-Excluded Taxes (including additional amounts with respect thereto) and Other Taxes paid by the Lender as the case may be; provided, that such Lender shall have provided the Borrower with evidence, reasonably satisfactory, of payment of such Non-Excluded Taxes or Other Taxes, as the case may be.

(d)	As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant taxing authority, the Borrower shall deliver to the Lender, at its address referred to in Section 7.01, the original or a certified copy of the receipt issued by such taxing authority evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Lender.

(e)	Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on each Loan.

(f)	If the Lender determines that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.

(g)	Nothing contained in this Section 2.12 shall require the Lender (or transferee) to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Borrower makes each of the representations and warranties to the Lender as are set forth in the ISDA Master Agreement and the Collar Confirmation (other than the representations and warranties set forth in section 3(c)(iii) of the Collar Confirmation) as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) and as of each Drawing Date to the extent provided in clause (a) of Article IV.
ARTICLE IV
CONDITIONS OF LENDING
     The obligations of the Lender to make any Loan hereunder are subject to the satisfaction of the following conditions on the applicable Drawing Date:
(a)	The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of such Drawing Date, including after giving effect to the proposed or intended use of the requested Loans, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

(b)	The Borrower shall be in compliance in all material respects with all the terms and provisions contained in the Transaction Documents, and immediately after making each Loan, no Default Event or Potential Default Event shall have occurred and be continuing.

(c)	There is no Change in Law that would make it unlawful for the Lender to make any Loan or to give effect to its obligations as contemplated hereby (other than as provided in clause (i) of Section 2.10 or in the event Lender may make any Loan by amending the terms hereof without material cost to the Lender or the Borrower).

(d)	Each of the Transaction Documents and each other document contemplated by the Transaction Documents shall be in full force and effect; provided that this clause (d) shall be deemed to be satisfied if any Transaction Document or other document contemplated by the Transaction Documents is not in full force and effect solely as a result of the Lender’s breach of the terms thereunder.

ARTICLE V
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with the Lender that it will:
SECTION 5.01. Obligations and Taxes. Comply in all material respects with its organizational documents and all applicable material laws, rules, regulations and orders, pay or cause to be paid all of its indebtedness and other obligations, the amount of which indebtedness or obligations exceeds USD 5,000,000, promptly when due in accordance with their terms, and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it (except for any such amounts being contested in good faith). For the purpose of this Section 5.01, laws, rules, regulations, orders, taxes, assessments and governmental charges and levies are material if the Lender considers the failure to comply with such laws, rules regulations and orders or the failure to pay such taxes, assessments and governmental charges or levies when due may have a material adverse effect on the Borrower’s ability to (i) repay any Loan, or (ii) perform or give effect to its obligations under the Transaction Documents.
SECTION 5.02. Litigation and Other Notices. Promptly, but no later than 3 days, after becoming aware of any of the following, give the Lender written notice thereof:
(a)	the issuance by any governmental authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Transaction Document, the maintaining of any Loan or any other Transaction or the initiation of any litigation, or any claim or controversy which may reasonably be expected to result in the initiation of any litigation that would have a material adverse effect on the Borrower’s ability to repay any Loan, seeking any such injunction order or other restraint;

(b)	the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, which may reasonably be expected to materially impair the right or the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document, or materially and adversely affect the business, assets, properties, operations or condition, financial or otherwise, of the Borrower;

(c)	any Default Event or Potential Default Event, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

(d)	any development in the business or affairs of the Borrower which has resulted in or which could, in the reasonable judgment of the Borrower, result in a material adverse change in the business, assets or properties of the Borrower.
SECTION 5.03. Further Assurance. Execute any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements, mortgages and other instruments), which may be required under applicable law, or which the Lender may reasonably request, in order to effectuate the Transactions and in order to grant, preserve, protect and perfect the validity and priority of the security interests created by the Collar Confirmation.
ARTICLE VI
DEFAULT EVENTS
     Upon the occurrence and during the continuance of a Default Event the Lender may, upon notice to the Borrower, take either or both of the following actions: (i) declare the Commitments terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) declare the Loans (together with accrued interest thereon) and any other amounts owing hereunder, to be due and payable forthwith both as to principal and interest whereupon the same shall immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or any other Transaction Document to the contrary notwithstanding; provided that if such event is an Event of Default specified in Section 5(a)(vii) of the ISDA Master Agreement relating to the Borrower, the Loans, together with accrued interest thereon and any other amounts owing hereunder shall immediately become due and payable.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01. Notices. Notices and other communications provided for herein shall be delivered as specified in Section 5(d) of the Collar Confirmation.
SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of any Loan and the execution and delivery to the Lender of the Note and shall continue in full force and effect as long as the principal of or any accrued interest on the Note, or any other amounts owing hereunder, is outstanding and unpaid.
SECTION 7.03. Successors and Assigns. Unless otherwise specified in the Collar Confirmation, neither party may transfer or assign its rights and obligations hereunder save with the prior written consent of the other party and any purported assignment shall be void and of no effect; provided, however, that the Lender shall have the right to assign and transfer (by way of security or otherwise) any interest or obligation in this Agreement to any of its affiliates without the consent of the Borrower; provided further, that the Agent shall act as agent for such affiliate and such assignment will not cause the Borrower to experience a material adverse tax consequence; provided further, that the Lender shall have the right to assign and transfer (by way of Security or otherwise) any interest or obligation in this Agreement to any other person without the consent of the Borrower during the existence of a Default Event or Potential Default Event.
SECTION 7.04. Expenses of the Lender; Indemnity.
(a)	The Borrower agrees (i) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the development, preparation and execution of, and any amendment supplement or modification to, this Agreement and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Lender and filing and recording fees and expenses, and (ii) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Transaction Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lender.

(b)	The Borrower agrees to indemnify the Lender, its directors, officers, employees, agents, affiliates, advisors and controlling persons against, and to hold the Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such persons arising out of, in any way in connection with, or as a result of any of the Transaction Documents; provided, however, any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are found by a final and nonappealable decision of a court or competent jurisdiction to have resulted from the Lender’s gross negligence or willful misconduct.

(c)	The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, any of the other Transaction Documents or the invalidity or unenforceability of any term or provision of this Agreement or any Transaction Document. All amounts due under this Section shall be payable on written demand therefor.
SECTION 7.05. Right of Setoff. The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Transaction Documents, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Transaction Document. The Lender agrees promptly to notify the Borrower after any such setoff and application made by it, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have. Notwithstanding the foregoing, this Section shall not apply to Account 2NNP0 held at Credit Suisse Securities (USA) LLC.
SECTION 7.06. Applicable Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 7.07. Payments on Currency Business Days. Should the principal of or interest on the Note, or any other amount payable hereunder, become due and payable on other than a Currency Business Day, payment in respect thereof may (except to the extent otherwise provided in the definition of “Interest Payment Date” or “Interest Period”) be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.
SECTION 7.08. Waivers; Amendments. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Agreement or the Note or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No amendment to this Agreement shall be effective unless it is in writing and signed by the Lender and the Borrower.
SECTION 7.09. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the Transactions or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts.
SECTION 7.10. Waiver of Jury Trial. Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the other Transaction Documents or the Transactions.
SECTION 7.11. Severability. If any one or more of the provisions contained in this Agreement or in the Note should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Agreement by facsimile or email transaction shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.
SECTION 7.13. Notice of Regulatory Treatment. The Borrower acknowledges that it has received from the Lender the “Risk Disclosure Statement regarding OTC Derivative Products and Notice of Regulatory Treatment” and has reviewed, signed and returned a copy of such document to the Lender.

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed as of the day and year first above written.

CREDIT SUISSE CAPITAL LLC

By:

Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC
solely in its capacity as Agent

By:

Name:
Title:

ICG HOLDINGS, INC.

By:

Name: